UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

Pediatrix Medical Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace
Sunrise, Florida		33323
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 384-0175

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2022, the Board of Directors (the “Board”) of Pediatrix Medical Group, Inc., a Florida corporation (the “Company”), appointed James D. Swift, M.D., as the Company’s Chief Executive Officer and principal executive officer to succeed Mr. Mark S. Ordan, who has been appointed as the Executive Chair of the Board, each effective January 1, 2023.

Dr. Swift, age 60, joined the Company in September 2009 and has served as the Company’s Executive Vice President and Chief Operating Officer since May 2022. He previously served as the Company’s Executive Vice President and Chief Development Officer. Dr. Swift received his medical degree from the University of Health Sciences/The Chicago Medical School and is board certified in pediatrics. Dr. Swift will continue to be covered by the same compensatory plans and arrangements as he had been prior to his appointment as Chief Executive Officer. In recognition of his appointment as Chief Executive Officer, Dr. Swift will receive an increase in his annual base salary to $650,000 and an increase in his annual bonus opportunity to 125% of his annual base salary. Dr. Swift will also serve as an observer to the Board.

As the Executive Chair of the Board, Mr. Ordan will receive a monthly fee of $60,000 through June 30, 2023 to the extent he is still serving through such date. Mr. Ordan’s separation as the Company’s Chief Executive Officer is a termination without “Cause,” as defined in that certain employment agreement, dated July 12, 2020, by and between Mr. Ordan and a wholly-owned subsidiary of the Company, and Mr. Ordan is entitled to receive the separation benefits provided therein upon his execution of a general release of all claims against the Company and its affiliates.

There are no arrangements or understandings between Dr. Swift and any other person pursuant to which he was appointed as Chief Executive Officer of the Company and no family relationships between Dr. Swift and any director or executive officer of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Dr. Swift had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Item 7.01 Regulation FD Disclosure.

On December 15, 2022, the Company issued a press release announcing the executive transitions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This information and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Pediatrix Medical Group, Inc., dated December 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pediatrix Medical Group, Inc.

Date:	December 16, 2022	By:	/s/ C. Marc Richards
C. Marc Richards Chief Financial Officer